UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 2, 2012

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2012, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of EpiCept Corporation (the "Company") appointed Alan W. Dunton, M.D., to its Board of Directors to serve as Non-Executive Chairman. Dr. Dunton was appointed as a Class 1 Director, to serve until the 2012 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Dr. Dunton was also appointed to the Board’s Compensation Committee. Upon joining the Board, Dr. Dunton will receive an annual retainer of $60,000, an initial stock option grant to purchase 100,000 shares of the Company's common stock and 75,000 restricted shares of the Company's common stock. At such time that the Board approves annual equity incentive awards to non-executive members of the Board, the amount of the award to the Chairman will be based on the award given to the other non-executive Directors, multiplied by the greater of 1.75 or a higher multiplier determined by peer company board compensation data.

There are no arrangements or understandings between the Company and any other person pursuant to which Dr. Dunton was elected as director, nor are there any transactions between Dr. Dunton and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

A copy of the press release announcing the election of Dr. Dunton to the Board is being filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated January 5, 2012.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

January 5, 2012	By:	Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 5, 2012.